Exhibit 99.1

XPO Logistics to Acquire Pacer International, the Third Largest Provider

of Intermodal Transportation Services in North America

Pacer is the largest provider of intermodal services in the

fast-growing cross-border Mexico market

Cash and stock transaction valued at $335 million expected to be significantly and immediately accretive to earnings

Complementary service offerings will create significant opportunities to expand customer relationships

Transaction will double XPO’s annual revenue run rate to $2 billion

Conference call at 8:30 AM Eastern Time today

GREENWICH, Conn. and DUBLIN, Ohio – January 6, 2014 – XPO Logistics, Inc. (“XPO Logistics” or “XPO”) (NYSE: XPO) and Pacer International, Inc. (“Pacer”) (NASDAQ: PACR) today announced that they have entered into a definitive agreement for XPO Logistics to acquire Pacer, the third largest provider of intermodal transportation services in North America. The combined company will continue to trade on the New York Stock Exchange under the symbol XPO.

Under the terms of the proposed transaction, shareholders of Pacer will receive $6.00 in cash and $3.00 of XPO Logistics common stock for each share of Pacer common stock, subject to a price collar, for a total market value of $335 million and a total enterprise value of $296 million. The transaction is expected to close in the second quarter of 2014, subject to regulatory clearance, Pacer shareholder approval and other customary conditions. Pacer’s board of directors unanimously approved the transaction.

Pacer, founded in 1997, facilitates approximately 10 percent of all domestic intermodal freight movements, and is the largest provider of intermodal services between the U.S. and Mexico. For the trailing 12 months ended November 30, 2013, Pacer generated total revenue of $1.0 billion, with 30 locations and approximately 950 employees.

Highlights of the proposed transaction

•	As of January 3, 2014, the consideration represents a premium of approximately 8 percent compared to the closing price of Pacer common stock on January 3, 2014, and a premium of 22 percent compared to the average closing price over the last 90 trading days.

•	Each share of Pacer common stock will be converted into $6.00 in cash and a number of shares of XPO Logistics common stock equal to $3.00, with such number based on the volume weighted average closing price of XPO Logistics common stock for the 10 trading days prior to closing (provided that this volume weighted average price is no less than $23.12 per share and no greater than $32.94 per share). If the volume weighted average price of XPO Logistics common stock during this period is above $32.94 per share, the stock portion of the consideration will be fixed at 0.0911 shares of XPO Logistics common stock for each share of Pacer, and if it is below $23.12 per share, the stock portion of the consideration will be fixed at 0.1298 shares of XPO Logistics common stock for each share of Pacer.

•	The value of the transaction represents an aggregate consideration of approximately 11.3 times Pacer’s 2013 consensus EBITDA of $26.1 million, and 9.1 times 2014 consensus EBITDA of $32.6 million.

•	Bradley Jacobs, chairman and chief executive of XPO Logistics, will retain these positions and lead the combined company.

•	Daniel Avramovich, chief executive officer of Pacer, and substantially all of Pacer’s executives have agreed to continue to lead the operations for XPO. Mr. Avramovich, a 36-year transportation industry veteran, will serve as chief executive officer of a newly created XPO unit, which will retain its Dublin, Ohio, operations center.

•	The company has obtained a commitment from Credit Suisse AG for up to $325 million in senior secured term loan facilities to fund the Pacer transaction and general corporate purposes, including potential future acquisitions. The transaction is not conditioned on financing.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “We’ve viewed Pacer as a valuable acquisition candidate for quite a while. This transaction will make us the third largest North American provider of intermodal services, one of the fastest-growing areas of transportation logistics. We’ll also be the largest provider of intermodal services in the burgeoning cross-border Mexico market, where growth is being driven by a trend toward near-shoring manufacturing. We expect this transaction to be significantly and immediately accretive to our earnings and accelerate our growth company-wide.”

Jacobs continued, “In the last few months, we’ve added leading platforms in some of the fastest-growing areas of logistics: our 3PD last-mile business, our purchase of NLM – the leader in web-managed transportation for expedite – and now Pacer, our eleventh acquisition in two years. When this transaction is complete, we believe that our value proposition for customers will be among the strongest in the industry.”

Daniel Avramovich, chairman and chief executive officer of Pacer, said, “After a comprehensive exploration of strategic alternatives, we are confident that a combination with XPO maximizes value for Pacer shareholders. This transaction will provide our shareholders with significant immediate cash value for their investment in Pacer, while giving them the opportunity to participate in the substantial upside potential created by bringing Pacer into XPO. This exciting combination is a testament to our dedicated employees who will have new opportunities as part of a larger organization. We will be introducing intermodal to thousands of new customers through the XPO Logistics network, and we look forward to working closely with XPO to ensure a seamless integration.”

Compelling Strategic Rationale

•

The capabilities of both companies are extremely complementary. Many of XPO’s 9,500 customers are small to mid-sized shippers and are candidates for conversion to intermodal for their long-haul freight spend. In addition, Pacer’s existing customer base will have direct access to the freight brokerage, last-mile logistics and expedited transportation services offered by XPO. In total, the combined company will serve approximately 12,000 customers with expanded capacity and a broader range of services that should generate significant revenue growth.

•	The intermodal sector in North America has been growing at a rate of three to five times GDP, driven by an increase in shipper appreciation for the benefits of intermodal. These benefits include cost efficiencies of up to 15 percent to 20 percent, compared to trucking options; and the environmentally-friendly nature of rail’s fuel consumption and carbon footprint. The combined company will be well-positioned to capitalize on these trends through its size and market relationships.

•	Cross-border Mexico is one of the fastest-growing intermodal marketplaces in North America, due to a strong tailwind in near-shoring by manufacturers. This is being driven by the relatively lower cost of shipping finished goods from Mexico versus overseas locales such as China; faster speed-to-market; an attractive cost of labor; significant investments by the Mexican government and railroads in the country’s transportation infrastructure; and a business-friendly environment. Pacer’s position as the largest provider of intermodal services between the U.S. and Mexico is a competitive advantage in capitalizing on demand.

•	The acquisition is consistent with XPO’s strategy of building a premier supply chain offering by acquiring leading positions in the fastest-growing logistics sectors in North America. In August, XPO acquired 3PD, the largest provider of heavy goods, last-mile logistics. In December, the company acquired NLM, the leading provider of web-based freight management services for the expedite sector.

•	The timing of the transaction aligns with a favorable shift in customer behavior: many shippers are choosing to consolidate 3PL services with fewer and larger providers that have deep capacity and a broad range of services. XPO expects to significantly strengthen its relationships with customers through its enhanced value proposition.

•	Both companies have similar customer-centric cultures that inspire world-class service. XPO will benchmark the most effective practices of both organizations to create best-in-class recruitment, training, IT, marketing, sales, service and carrier procurement programs.

•	Both companies have proven teams of experienced employees who can benefit from the enhanced career prospects of a larger organization. After closing, XPO Logistics expects to have approximately 3,200 employees at 124 locations facilitating more than 22,000 freight movements a day.

Advisors

Credit Suisse Securities (USA) LLC is serving as financial advisor to XPO Logistics, and Wachtell, Lipton, Rosen & Katz is acting as legal advisor. Morgan Stanley & Co. LLC is serving as financial advisor to Pacer, and Winston & Strawn LLP is acting as legal advisor.

Conference Call

XPO Logistics and Pacer will hold a conference call today, January 6, 2014, at 8:30 AM Eastern Time. Participants can call toll-free (from U.S./Canada) 1-888-895-5271; international callers dial +1-847-619-6547. A live webcast of the conference will be available on the investor relations area of XPO Logistics’ website, www.xpologistics.com/investors. To access the replay by phone until January 22, 2014, call toll-free (from U.S./Canada) 1-888-843-7419; international callers dial +1-630-652-3042. Use participant passcode 36371133. After that date, the replay will be archived on XPO Logistics’ website.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America: the fourth largest freight brokerage firm, the largest provider of heavy goods, last-mile logistics, and the largest manager of expedited shipments, with growing positions in managed transportation, global freight forwarding, less-than-truckload brokerage and intermodal. The company facilitates more than 20,000 deliveries a day throughout the U.S., Mexico and Canada.

XPO Logistics currently has 94 locations and over 2,200 employees operating in the United States and Canada. Its three business segments – freight brokerage, expedited transportation and freight forwarding – use relationships with ground, sea and air carriers to serve over 9,500 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. The company has approximately 400 trucks under exclusive contract and over 24,000 additional relationships with carriers that provide capacity.

The company is led by Bradley Jacobs, chairman and chief executive officer. Mr. Jacobs founded and built four highly successful companies prior to investing in XPO Logistics, including two multi-billion dollar, publicly traded companies: United Rentals, Inc. (NYSE: URI) and United Waste Systems, Inc. For more information: www.xpologistics.com

About Pacer International, Inc.

Pacer International, Inc. (NASDAQ: PACR), a leading North American freight transportation and logistics services provider, offers a broad array of services to facilitate the movement of freight through its intermodal and logistics operating segments. Pacer’s intermodal segment utilizes its container capacity, integrated local transportation services, and door-to-door intermodal management services to facilitate over 500,000 shipments per year. Its logistics segment provides truck brokerage, warehousing and distribution, global freight forwarding services and supply-chain management services.

Pacer’s contractual arrangements with rail carriers provide access to more than 60,000 miles of network rail routes. To support these operations, Pacer manages one of the largest domestic intermodal fleets in North America, with more than 16,000 Pacer-controlled containers and access to an additional 100,000+ big and small boxes. For more information: www.pacer.com

Additional Information

In connection with the merger, XPO will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Pacer and a Prospectus of XPO, as well as other relevant documents concerning the proposed transaction. XPO AND PACER SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT / PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE

AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, PACER AND XPO. Investors and shareholders may obtain copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. Investors and shareholders may also obtain, free of charge, copies of these documents filed with the SEC by XPO through the investor relations page on XPO’s corporate website at www.xpocorporate.com or by contacting XPO Logistics, Inc. at Five Greenwich Office Park, Greenwich, CT 06831, Attention: Investor Relations. In addition, investors and shareholders may also obtain, free of charge, copies of these documents filed with the SEC by Pacer through the investor relations page on Pacer’s corporate website at www.pacer.com or by contacting Pacer International, Inc. at 6805 Perimeter Drive Dublin, OH 43016, Attention: Investor Relations.

Participants in Solicitation

XPO, Pacer and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Pacer shareholders with respect to the proposed merger. Information about XPO’s executive officers and directors is available in XPO’s proxy statement on Schedule 14A for its 2013 annual meeting of shareholders, filed with the SEC on April 27, 2013. Information about (1) Pacer’s executive officers and directors is set forth in Pacer’s Annual Report on Form 10-K filed with the SEC on February 8, 2013 and (2) their ownership of the Pacer shares is set forth in Pacer’s proxy statement on Schedule 14A filed with the SEC on March 13, 2013. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of XPO, Pacer and their respective executive officers and directors in the proposed merger by reading the Proxy Statement/Prospectus regarding the merger when it becomes available. Copies of these documents may be obtained, free of charge, as described above. This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by XPO and Pacer in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors XPO and Pacer believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in XPO’s and Pacer’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisition of Pacer, including the expected impact on XPO’s results of operations; the ability to obtain the requisite regulatory approvals, Pacer shareholder approval and the satisfaction of other conditions to consummation of the transaction; the ability to realize anticipated synergies and cost savings; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of Pacer’s management team; litigation, including litigation related to misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s and Pacer’s networks of third-party transportation providers; the ability to retain XPO’s and Pacer’s largest customers; XPO’s ability to successfully integrate Pacer and other acquired businesses; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO, Pacer or their respective businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and neither XPO nor Pacer undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contacts:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpologistics.com

Pacer International, Inc.

Steve Markosky, +1-614-923-1703

steve.markosky@pacer.com

Media Contacts:

XPO Logistics, Inc.

Brunswick Group

Gemma Hart, Darren McDermott, +1-212-333-3810

Pacer International, Inc.

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman, Tim Lynch, Joseph Sala, +1-212-355-4449